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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-11 of our report dated July 28, 2010 relating to the combined financial statements and financial statement schedule of STAG Predecessor Group, our report dated July 28, 2010 relating to the combined statement of revenue and certain expenses of STAG Contribution Group, our report dated July 28, 2010 related to the consolidated balance sheet of STAG Industrial, Inc., our report dated July 28, 2010 relating to the statement of revenue and certain expenses of the Newton Property, our report dated September 23, 2010 relating to the statement of revenue and certain expenses of the Charlotte Property, our report dated September 23, 2010 relating to the statement of revenue and certain expenses of the Goshen Property, our report dated September 23, 2010 relating to the statement of revenue and certain expenses of the O'Fallon Property, our report dated September 23, 2010 relating to the combined statement of revenue and certain expenses of the Piscataway and Lopatcong Properties, our report dated September 23, 2010 relating to the statement of revenue and certain expenses of the Charlotte II Property, our report dated September 23, 2010 relating to the statement of revenue and certain expenses of the Madison Property, our report dated September 23, 2010 relating to the statement of revenue and certain expenses of the Streetsboro Property, our report dated September 23, 2010 relating to the combined statement of revenue and certain expenses of the Rogers and Vonore Properties, our report dated September 23, 2010 relating to the combined statement of revenue and certain expenses of the Salem Properties, and our report dated September 23, 2010 relating to the statement of revenue and certain expenses of the Walker Property which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 28, 2011

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  Exhibit 23.1